WPS RESOURCES CORPORATION AND SUBSIDIARIES						   EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999							        Page 1
(Thousands)

	  					  WPSC		  WPSR		 WPSRCC		 UPPCO
						  ----		  ----		 ------		 -----
Operating Revenues
   Electric utility revenues			$527,922	$     -		$      -	$62,437
   Gas utility revenues			 191,521	      -		       -	      -
   Nonregulated energy and other		       -	 66,899		 326,371	      -
	 					 -------	 ------		 -------	 ------
      Total Operating Revenues		 719,443	 66,899		 326,371	 62,437
						 -------	 ------		 -------	 ------

Operating Expenses
   Electric production fuels			 113,170	      -		       -	    610
   Purchased power				  57,390	      -		       -	 24,117
   Gas purchased for resale			 117,582	      -		       -	      -
   Nonregulated energy cost of sales		       -	      -		 304,283	      -
   Other operating expenses			 150,822	  2,450		  26,689	 16,063
   Maintenance					  56,650	      -		       -	  3,914
   Depreciation and decommissioning		  73,163	    120		   4,340	  5,951
   Taxes other than income			  26,414	      3		     188	  4,959
						 -------	 ------		 -------	 ------
     Total Operating Expenses			 595,191	  2,573		 335,500	 55,614
						 -------	 ------		 -------	 ------
Operating Income				 124,252	 64,326		  (9,129)	  6,823
						 -------	 ------		 -------	 ------

Other Income and (Deductions)
   Allowance for equity funds
     used during construction	 		     719	      -		       -	     (3)
   Other, net					   7,888	    (69)	    (470)	    705
						 -------	 ------		 -------	 ------
      Total Other Income and
        (Deductions)				   8,607	    (69)	    (470)	    702
						 -------	 ------		 -------	 ------

Income Before Interest Expense		 132,859	 64,257		  (9,599)	  7,525
	 					 -------	 ------		 -------	 ------

Interest Expense
   Interest on long-term debt			  21,855	  1,319		   2,921	  3,525
   Other interest				   5,560	  5,747		   2,044	    742
   Allowance for borrowed funds
     used during construction			  (2,874)	      -		       -	    (27)
	 					 -------	 ------		 -------	 ------
     Total Interest Expense			  24,541	  7,066		   4,965	  4,240
						 -------	 ------		 -------	 ------

Distributions - Preferred Securities
   of Subsidiary Trust				       -	      -		       -	      -
						 -------	 ------		 -------	 ------
Income Before Income Taxes			 108,318	 57,191		 (14,564)	  3,285
Income Taxes					  38,103	 (2,374)	  (7,268)	  1,321
Preferred Stock Dividends
   of Subsidiary				   3,111	      -		       -	      -
	 					 -------	 ------		 -------	 ------
Net Income					$ 67,104	$59,565		$ (7,296)	$ 1,964
						 =======	 ======		 =======	 ======

WPSC - Wisconsin Public Service Corporation
WPSR - WPS Resources Corporation
WPSRCC - WPS Resources Capital Corporation
UPPCO - Upper Peninsula Power Company

WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999								Page 2
(Thousands)
				 								 CAP
						 UPBDC		PENVEST		 WPSN		TRST I
						 -----		-------		 ----		------
Operating Revenues
   Electric utility revenues			$    -		$  -		$   -		$    -
   Gas utility revenues			     -		   -		    -		     -
   Nonregulated energy and other		 1,108		  17		 (548)		     -
						 -----		 ---		 ----		 -----
      Total Operating Revenues		 1,108		  17		 (548)		     -
						 -----		 ---		 ----		 -----

Operating Expenses
   Electric production fuels			     -		   -		    -		     -
   Purchased power				     -		   -		    -		     -
   Gas purchased for resale			     -		   -		    -		     -
   Nonregulated energy cost of sales		     -		   -		    -		     -
   Other operating expenses			    24		  10		    2		     -
   Maintenance					     -		   -		    -		     -
   Depreciation and decommissioning		   156		  14		    -		     -
   Taxes other than income			   234		  20		    -		     -
	 					 -----		 ---		 ----		 -----
     Total Operating Expenses			   414		  44		    2		     -
						 -----		 ---		 ----		 -----
Operating Income				   694		 (27)		 (550)		     -
						 -----		 ---		 ----		 -----

Other Income and (Deductions)
   Allowance for equity funds
     used during construction			     -		   -		    -		     -
   Other, net					     5		 174		    -		 3,606
						 -----		 ---		 ----		 -----
      Total Other Income and
        (Deductions)				     5		 174		    -		 3,606
						 -----		 ---		 ----		 -----
Income Before Interest Expense		   699		 147		 (550)		 3,606
						 -----		 ---		 ----		 -----

Interest Expense
   Interest on long-term debt			   354		   -		    -		   105
   Other interest				     -		   -		    -		     -
   Allowance for borrowed funds
     used during construction			     -		   -		    -		     -
						 -----		 ---		 ----		 -----
     Total Interest Expense			   354		   -		    -		   105
						 -----		 ---		 ----		 -----

Distributions - Preferred Securities
   of Subsidiary Trust				     -		   -		    -		 3,501
						 -----		 ---		 ----		 -----
Income Before Income Taxes			   345		 147		 (550)		     -
Income Taxes					   125		  55		 (221)		     -
Preferred Stock Dividends
   of Subsidiary				     -		   -		    -		     -
						 -----		 ---		 ----		 -----
Net Income					$  220		$ 92		$(329)		$    -
						 =====		 ===		 ====		 =====

UPBDC - Upper Peninsula Building Development Company
PENVEST - Penvest, Inc.
WPSN - WPS Nuclear Corporation
CAP TRST I - WPSR Capital Trust I

WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999								Page 3
(Thousands)
										            Consolidated
		    						    Eliminations	      Statement
	 					VISIONS		Debit		Credit	      of Income
	  					-------		-----		------	     ------------
Operating Revenues
   Electric utility revenues			$ -		$ 7,888		$      -      $  582,471
   Gas utility revenues			  -		      -		       -	  191,521
   Nonregulated energy and other		  -		 69,299		       -	  324,548
						 --		 ------		 -------	---------
      Total Operating Revenues		  -		 77,187		       -	1,098,540
						 --		 ------		 -------	---------

Operating Expenses
   Electric production fuels			  -		      -		       -	  113,780
   Purchased power				  -		      -		   7,888	   73,619
   Gas purchased for resale			  -		  2,832		   1,525	  118,889
   Nonregulated energy cost of sales		  -		      -		   2,832	  301,451
   Other operating expenses			  -		      -		   1,122	  194,938
   Maintenance					  -		      -		       -	   60,564
   Depreciation and decommissioning		  -		      -		       -	   83,744
   Taxes other than income			  -		      -		       -	   31,818
						 --		 ------		 -------	---------
     Total Operating Expenses			  -		  2,832		  13,367	  978,803
						 --		 ------		 -------	---------
Operating Income				  -		 80,019		  13,367	  119,737
						 --		 ------		 -------	---------

Other Income and (Deductions)
   Allowance for equity funds
     used during construction			  -		      -		       -	      716
   Other, net					  -		  3,606		       -	    8,233
						 --		 ------		 -------	---------
      Total Other Income and
        (Deductions)				  -		  3,606		       -	    8,949
						 --		 ------		 -------	---------

Income Before Interest Expense		  -		 83,625		  13,367	  128,686
						 --		 ------		 -------	---------

Interest Expense
   Interest on long-term debt			  -		      -		   2,917	   27,162
   Other interest				  -		      -		   5,586	    8,507
   Allowance for borrowed funds
     used during construction			  -		      -		       -	   (2,901)
						 --	 	 ------		 -------	---------
     Total Interest Expense			  -		      -		   8,503	   32,768
						 --		 ------		 -------	---------

Distributions - Preferred Securities
   of Subsidiary Trust				  -		      -		       -	    3,501
						 --		 ------		 -------	---------
Income Before Income Taxes			  -		 83,625		  21,870	   92,417
Income Taxes					  -		      -		       -	   29,741
Preferred Stock Dividends
   of Subsidiary				  -		      -		       -	    3,111
						 --		 ------		 -------	---------
Net Income					$ -		$83,625		$ 21,870      $   59,565
						 ==	 	 ======		 =======	=========

VISIONS - WPS Visions, Inc.